UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2011

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of incorporation)		Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2011, Towerstream Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC and, Rodman & Renshaw, LLC, as joint book-running managers, and Merriman Capital, Inc., as the co-manager (collectively, the “Underwriters”), relating to the underwritten registered offering (the “Offering”) of  9,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price to the public of $4.00 per share (the “Offering Price”). Under the terms of the Underwriting Agreement the Company has also granted the Underwriters a 45-day option to purchase up to an additional 1,350,000 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Common Stock are expected to be approximately $33,735,000, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of their over-allotment option. The offering is expected to close on or about July 20, 2011, subject to the satisfaction of customary closing conditions.

We intend to use the net proceeds from this offering for our Wi-Fi network, potential acquisitions, organic expansion in existing and new markets, and general corporate purposes.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-174106) filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2011 and declared effective by the SEC on May 17, 2011, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the offering. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report of Form 8-K and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS

On July 14, 2011, the Company issued a press release announcing the Offering. On July 15, 2011, the Company issued a press release announcing that it had priced the Offering.  Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement, dated July 15, 2011, among the Company, Lazard Capital Markets LLC, Rodman & Renshaw, LLC and Merriman Capital, Inc.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

99.1	Press Release of Towerstream Corporation, dated July 14, 2011.

99.2	Press Release of Towerstream Corporation, dated July 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: July 15, 2011	By:	/s/ Joseph P. Hernon
Name: Joseph P. Hernon
Title: Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
1.1	Form of Underwriting Agreement, dated July 15, 2011, among the Company, Lazard Capital Markets LLC, Rodman & Renshaw, LLC and Merriman Capital, Inc.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

99.1	Press Release of Towerstream Corporation, dated July 14, 2011.

99.2	Press Release of Towerstream Corporation, dated July 15, 2011.